                                 EXHIBIT 11.1

                             LTC PROPERTIES, INC.
                COMPUTATION OF NET INCOME PER SHARE (UNAUDITED)
                    (IN THOUSANDS EXCEPT PER SHARE AMOUNT)

                                                                                              Three months ended September 30,
                                                                                                   1996              1995
                                                                                                ----------       ----------
PRIMARY:
  Net income applicable to common shares                                                        $    5,618       $    4,971
                                                                                                ==========       ==========

  Applicable common shares:
    Weighted average outstanding shares during the period                                           18,861           18,073
    Weighted average shares issuable upon exercise of common stock equivalents outstanding (principally stock options using
        the treasury stock method)                                                                     435              293
                                                                                                ----------       ----------
        Total                                                                                       19,296           18,366
                                                                                                ==========       ==========

  Net income per share of common stock                                                          $     0.29       $     0.27
                                                                                                ==========       ==========

FULLY DILUTED:
  Net income                                                                                    $    5,618       $    4,971
  Add back minority interest                                                                             - (a)            - (a)
  Reduction of interest and amortization expenses resulting from assumed
     conversion of 9.75% convertible subordinated debentures                                            24              287
  Reduction of interest and amortization expenses resulting from assumed
     conversion of 8.5% convertible subordinated debentures                                              - (a)            - (a)
  Reduction of interest and amortization expenses resulting from assumed
     conversion of 8.25% convertible subordinated debentures                                             - (a)            - (a)
  Reduction of interest and amortization expenses resulting from assumed
     conversion of 7.75% convertible subordinated debentures                                             - (a)          N/A
   Less applicable income taxes                                                                          -                -
                                                                                                ----------       ----------
        Adjusted net income applicable to common shares                                         $    5,642       $    5,258
                                                                                                ==========       ==========

  Applicable common shares:
    Weighted average outstanding shares during the period                                           18,861           18,073
    Weighted average shares issuable upon exercise of common stock equivalents
      outstanding (principally stock options using the treasury stock method)                          435              332
    Assumed conversion of partnership units                                                              - (a)            - (a)
    Assumed conversion of 9.75% convertible subordinated debentures                                     95            1,148
    Assumed conversion of 8.5% convertible subordinated debentures                                       - (a)            - (a)
    Assumed conversion of 8.25% convertible subordinated debentures                                      - (a)            - (a)
    Assumed conversion of 7.75% convertible subordinated debentures                                      - (a)          N/A
    Less contingent shares                                                                               -                -
                                                                                                ----------       ----------
         Total                                                                                      19,391           19,553
                                                                                                ==========       ==========

Net income per share of common stock                                                            $     0.29       $     0.27
                                                                                                ==========       ==========

a) Conversion would be anti-dilutive and is therefore not assumed in the computation of fully diluted net income per share of common stock.

                                 EXHIBIT 11.1

                              LTC PROPERTIES, INC.
                COMPUTATION OF NET INCOME PER SHARE (UNAUDITED)
                     (IN THOUSANDS EXCEPT PER SHARE AMOUNT)

                                                                                           Nine months ended September 30,
                                                                                              1996            1995
                                                                                           ----------      ----------
PRIMARY:
  Net income applicable to common shares                                                   $   16,690      $   14,888
                                                                                           ==========      ==========

  Applicable common shares:
    Weighted average outstanding shares during the period                                      18,609          17,940
    Weighted average shares issuable upon exercise of common stock equivalents outstanding (principally stock options using
        the treasury stock method)                                                                424             233
                                                                                           ----------      ----------
        Total                                                                                  19,033          18,173
                                                                                           ==========      ==========

  Net income per share of common stock                                                     $     0.88      $     0.82
                                                                                           ==========      ==========

FULLY DILUTED:
  Net income                                                                               $   16,690      $   14,888
  Add back minority interest                                                                        - (a)           - (a)
  Reduction of interest and amortization expenses resulting from assumed
     conversion of 9.75% convertible subordinated debentures                                      124           1,160
  Reduction of interest and amortization expenses resulting from assumed
     conversion of 8.5% convertible subordinated debentures                                         - (a)           - (a)
  Reduction of interest and amortization expenses resulting from assumed
     conversion of 8.25% convertible subordinated debentures                                        - (a)           - (a)
  Reduction of interest and amortization expenses resulting from assumed
     conversion of 7.75% convertible subordinated debentures                                        - (a)         N/A
   Less applicable income taxes                                                                     -               -
                                                                                           ----------      ----------
        Adjusted net income applicable to common shares                                    $   16,814      $   16,048
                                                                                           ==========      ==========

  Applicable common shares:
    Weighted average outstanding shares during the period                                      18,609          17,940
    Weighted average shares issuable upon exercise of common stock equivalents
         outstanding (principally stock options using the treasury stock method)                  433             332
    Assumed conversion of partnership units                                                         - (a)           - (a)
    Assumed conversion of 9.75% convertible subordinated debentures                               164           1,532
    Assumed conversion of 8.5% convertible subordinated debentures                                  - (a)           - (a)
    Assumed conversion of 8.25% convertible subordinated debentures                                 - (a)           - (a)
    Assumed conversion of 7.75% convertible subordinated debentures                                 - (a)         N/A
    Less contingent shares                                                                          -               -
                                                                                           ----------      ----------
         Total                                                                                 19,206          19,804
                                                                                           ==========      ==========

Net income per share of common stock                                                       $     0.88      $     0.81
                                                                                           ==========      ==========

a) Conversion would be anti-dilutive and is therefore not assumed in the computation of fully diluted net income per share of common stock.